UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2025

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TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

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001-35465
(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	TBCH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on August 8, 2024, John Hanson informed Turtle Beach Corporation (the “Company”) of his intent to retire as Chief Financial Officer and Treasurer of the Company, effective upon the appointment of his successor and to remain with the Company in an advisory capacity following his successor’s appointment to support continuity and a smooth transition.

On January 24, 2025, Mr. Hanson agreed to resign from his positions as the Company’s Chief Financial Officer and Treasurer, principal accounting officer and principal financial officer, effective as of February 3, 2025 (the “Transition Date”).

In connection with Mr. Hanson’s resignation, the Company and Mr. Hanson have entered into an Employment Transition Letter Agreement (the “Employment Transition Agreement”) pursuant to which, among other things, following the Transition Date, Mr. Hanson will serve as a senior adviser and provide transition services as requested by the Company for a period of up to six months (the “Transition Period”) to facilitate an effective transition of his job responsibilities to his successor. In consideration for such services, Mr. Hanson will receive (i) continued payment of his base salary through the end of the Transition Period, subject to his continued employment, (ii) continued eligibility to participate in the Company’s medical, dental and life insurance benefit plans through the end of the Transition Period, subject to continued employment, (iii) a payment in respect of his annual bonus for the 2024 calendar year, based on actual results for such year, and (iv) continued vesting of certain outstanding equity awards and continued exercisability of certain outstanding options, in each case as set forth in the Employment Transition Agreement.

The foregoing description of the Employment Transition Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 13, 2025, Mark Weinswig entered into an agreement (the “Employment Agreement”) to serve as the Company’s Chief Financial Officer and as the Company’s principal financial officer and principal accounting officer, effective on the Transition Date.

Mr. Weinswig, age 53, joins the Company from Ouster, Inc. (“Ouster”), where he served as Chief Financial Officer since February 2023. Prior to the merger between Ouster and Velodyne Lidar, Inc. (“Velodyne”), Mr. Weinswig served as the Chief Financial Officer of Velodyne. Mr. Weinswig has more than 25 years of experience in financial leadership positions in private and publicly traded technology companies, including 11 years as a chief financial officer. Prior to Velodyne, Mr. Weinswig served as CFO of Avinger, a commercial-stage medical device company. He previously held financial leadership positions in the optical component and laser industry, including Emcore, Avanex and Coherent. He began his career in public accounting at PricewaterhouseCoopers and worked at Morgan Stanley as an equity research analyst covering the optical industry. Mr. Weinswig has held both Certified Public Accountant and Chartered Financial Analyst designations. He received an MBA from Santa Clara University and a BS in Accounting from Indiana University.

The Employment Agreement governs the terms and conditions of Mr. Weinswig’s appointment as the Company’s Chief Financial Officer. The Employment Agreement has an initial term of (3) three years beginning on the Transition Date, with an automatic extension annually thereafter, unless either Mr. Weinswig or the Company chooses to opt-out of such automatic extension (the “Term”). Pursuant to the Employment Agreement, Mr. Weinswig will receive an annual base salary of $385,000, a signing bonus of $100,000 and will be eligible to earn an annual performance bonus of up to 65% of his annual salary based on meeting performance goals set by the Board. Provided that Mr. Weinswig’s employment under the Employment Agreement has not been terminated prior thereto, as soon as practicable following the date of the commencement of the Term, Mr. Weinswig will be granted an award of restricted stock units with a grant date fair value equal to $1,800,000, which will vest subject to a four (4)-year service condition, under the Turtle Beach Corporation 2023 Stock-Based Incentive Compensation Plan (the “Plan”).

In connection with the termination of Mr. Weinswig’s employment (x) by the Company other than for Cause (as defined in the Employment Agreement), (y) by Mr. Weinswig for Good Reason (as defined in the Employment Agreement) or (z) as a result of the Company’s election not to extend the Term, Mr. Weinswig will be entitled to the following severance benefits, subject to his execution and non-revocation of a general release of claims in favor of the Company: (i) a pro-rated annual performance bonus for the year of termination, based on actual results for the year and payable at the same time bonuses for the year are paid to other senior executives of the Company; (ii) continued payment of his base salary for 12 months (provided that such amount would be increased to one and a half (1.5) times his annual base salary and paid in a lump sum if such termination of employment occurs within six (6) months following a Change in Control (as defined in the Plan)); and (iii) subject to (A) his timely election of continuation coverage under COBRA and (B) his continued copayment of premiums at the same level and cost to him as if he were an employee of the Company, continued participation in the Company’s group health plan for a period of 12 months.

There are no family relationships between Mr. Weinswig and any of the Company’s current or former directors or executive officers and there are no arrangements or understandings between Mr. Weinswig and any other person pursuant to which he was selected to his role with the Company. Mr. Weinswig is not a party to and he has no direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Act.

The foregoing summary of the Employment Agreement with Mr. Weinswig does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On January 27, 2025, the Company issued a press release announcing Mr. Hansen’s retirement and Mr. Weinswig’s appointment as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Transition Letter, dated January 24, 2025, by and between Turtle Beach Corporation and John Hanson.

10.2	Employment Agreement, dated as of January 13, 2025, by and between Turtle Beach Corporation and Mark Weinswig.

99.1	Press Release of Turtle Beach Corporation, dated January 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: January 27, 2025	By:	/s/ Cris Keirn
Cris Keirn Chief Executive Officer